UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2014 (December 10, 2014)

GREIF, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware, Ohio	43015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 549-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

On December 11, 2014, management of the Company presented at the Bank of America Merrill Lynch 2014 US Basic Materials Conference in Boston, Massachusetts. The audio and slides for this presentation are available at www.greif.com in the Investor section under Presentations. A transcript of management’s presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Section 8 – Other Events

Item 8.01. Other Events.

Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference is a press release issued by Greif, Inc. on December 10, 2014.

The press release included the following non-GAAP financial measure (the “non-GAAP Measure”):

(i)	A preliminary estimate of operating profit of the Company on a consolidated basis before special items, which is equal to the operating profit of the Company plus restructuring charges plus acquisition-related costs plus non-cash asset impairment charges less timberland gains, each on a consolidated basis;

Management of the Company uses the non-GAAP Measure to evaluate ongoing operations and believes that this non-GAAP Measure is useful to enable investors to perform meaningful comparisons of current and historical performance of the Company. Management of the Company also believes that this non-GAAP Measure provides a more stable platform on which to compare the historical performance of the Company than the most nearly equivalent GAAP data.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Greif, Inc. on December 10, 2014.

99.2	Transcript of management’s presentation at the Bank of America Merrill Lynch 2014 U.S. Basic Materials Conference in Boston, Massachusetts on December 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.

Date: December 12, 2014	By	/s/ Lawrence A. Hilsheimer
Lawrence A. Hilsheimer, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Greif, Inc. on December 10, 2014.

99.2	Transcript of management’s presentation at the Bank of America Merrill Lynch 2014 U.S. Basic Materials Conference in Boston, Massachusetts on December 11, 2014.